FOR IMMEDIATE RELEASE:

Frederick’s of Hollywood Group Names Retail Industry Veteran, Don Jones, as
President and Chief Operating Officer
—

Hollywood, CA (September 14, 2011)—Frederick’s of Hollywood Group Inc. (NYSE Amex: FOH) (“Company”) today announced that Don Jones has joined the Company as President and Chief Operating Officer.

Mr. Jones comes to Frederick’s with more than 35 years of experience in the fashion and consumer product retail industry.  Throughout his career, he has held executive and managerial positions with leading retail organizations, including Gap Inc., Target Corporation, IKEA, Filene’s and Macy’s.

Prior to joining the Company, Mr. Jones was the CEO of POGAN Retail, LLC, which he founded in 2003. In that role, he provided strategic counsel to several retail companies, including Liz Claiborne Inc., which he advised on the migration of its outlet division to a specialty store strategy. This migration helped Liz Claiborne significantly increase its corporate store performance.

Prior to founding POGAN, Mr. Jones served as Senior Vice President of Stores and Operations for Gap Inc., where he was responsible for Gap, Gap Kids and Gap Body retail stores.  During Mr. Jones’ tenure, he was instrumental in growing retail store sales. Additionally, Mr. Jones led the rollout of Gap Body and was a member of the Planning and Distribution Strategy committees.

Mr. Jones is also a frequent lecturer and speaker on the subject of small business, retail and consumer products, and is a contributor to CNBC.com.

“This is truly an exciting time to be a part of Frederick’s of Hollywood, as we look to continue the positive momentum we have built and expand that progress into our retail stores,” stated Thomas Lynch, the Company’s Chairman and Chief Executive Officer. “The addition of Don Jones to our executive management team is another critical step toward returning Frederick’s of Hollywood to profitability.

“With his extensive experience in driving innovation and impressive track record for creating outstanding results, Mr. Jones is a valuable addition to our team as we revitalize our brand on an international scale.  Most importantly, his in-depth knowledge of the intimate apparel and related products industry, including developing these divisions of major department stores as well as the rollout of Gap Body, will bring the fresh perspective we believe is essential to our future success,” concluded Mr. Lynch.

“Frederick’s of Hollywood is a historic brand that pioneered a lot of exciting and innovative merchandise.  Over the past two years, the Company has significantly strengthened its financial position and streamlined its operations.  I believe the Company is now properly positioned to focus on aggressively regaining market share,” commented Mr. Jones. “Having followed the Frederick’s of Hollywood brand for many years, I am excited to be in a position to offer my knowledge and experiences in order to help the Company effectively capitalize on the growth opportunities that exist both domestically and abroad.”

A description of the terms of Mr. Jones’ employment agreement with the Company will be contained in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

Forward Looking Statement

Certain of the matters set forth in this press release are forward-looking and involve a number of risks and uncertainties.  These statements are based on management’s current expectations or beliefs.  Actual results may vary materially from those expressed or implied by the statements herein.  Among the factors that could cause actual results to differ materially are the following: competition; business conditions and industry growth; rapidly changing consumer preferences and trends; general economic conditions; working capital needs; continued compliance with government regulations; loss of key personnel; labor practices; product development; management of growth, increases in costs of operations or inability to meet efficiency or cost reduction objectives; timing of orders and deliveries of products; foreign government regulations and risks of doing business abroad; and the other risks that are described from time to time in Frederick’s of Hollywood Group Inc.’s SEC reports.  Frederick’s of Hollywood Group Inc. is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About Frederick’s of Hollywood Group Inc.
Frederick’s of Hollywood Group Inc., through its subsidiaries, sells women’s intimate apparel, swimwear and related products under its proprietary Frederick’s of Hollywood® brand through 123 specialty retail stores, a world-famous catalog and an online shop at www.fredericks.com. With its exclusive product offerings including Seduction by Frederick’s of Hollywood and the Hollywood Exxtreme Cleavage® bra, Frederick’s of Hollywood is the Original Sex Symbol®.

Our press releases and financial reports can be accessed on our corporate website at http://www.fohgroup.com.

This release is available on the KCSA Strategic Communications Web site at http://www.kcsa.com.

CONTACT:
Frederick’s of Hollywood Group Inc.
Thomas Rende, CFO
(212) 779-8300

Investor Contacts:
Todd Fromer / Garth Russell
KCSA Strategic Communications
212-896-1215 / 212-896-1250
tfromer@kcsa.com / grussell@kcsa.com